UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 25, 2011
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.
On March 25, 2011, Brookfield Homes Corporation (“the Company”) held a special meeting of stockholders (the “Special Meeting”). The following proposal was submitted to and approved by the common stockholders at the Special Meeting. The holders of the Company’s outstanding preferred stock were not entitled to vote on the proposal. All numbers reported are shares of the Company’s common stock.
1.  Approval and adoption of the Agreement and Plan of Merger and Contribution, dated as of October 4, 2010, among Brookfield Homes Corporation, Brookfield Residential Properties Inc., Brookfield Residential Acquisition Corp. and Brookfield Properties Corporation (the “Merger and Contribution Agreement”).

For	Against	Abstain
25,472,444	675,176	10
Item 7.01.   Regulation FD Disclosure.
On March 25, 2011, the Company issued a press release announcing that the stockholders had approved the Merger and Contribution Agreement at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.   Financial Statements and Exhibits.
(d)    Exhibits:
         99.1     Press Release issued by Brookfield Homes Corporation on March 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  March 28, 2011

BROOKFIELD HOMES CORPORATION
By:	/s/ CRAIG J. LAURIE
Craig L. Laurie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release issued by Brookfield Homes Corporation on March 25, 2011.